Exhibit 32.1

AMPIO PHARMACEUTICALS, INC. AND SUBSIDIARIES

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended June 30, 2011 (the “Report”) by Ampio Pharmaceuticals, Inc. (the “Company”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2011	/S/ DONALD B. WINGERTER, JR.
Donald B. Wingerter, Jr.
Chief Executive Officer

Dated: August 12, 2011	/s/ Mark D. McGregor
Mark D. McGregor
Chief Financial Officer